Exhibit 99.1



                             FOR IMMEDIATE RELEASE
CONTACTS:

Stanley Wunderlich, CEO
Consulting for Strategic Growth I
Tel: 1-800-625-2236
Fax: 212-337-8089
info@cfsg1.com




NAVSTAR MEDIA HOLDINGS APPOINTS NEW OFFICERS AND BOARD MEMBERS

Yang Wenquan Appointed CEO; Edward Meng Appointed CFO
Board Now Comprises a Majority of Independent Members.
Company Streamlines Content Production.

BEIJING, January 11, 2007 - Navstar Media Holdings (OTC BB:NVMH), a leading content provider to China's vast and growing media markets, today announced that the Board of Directors has appointed a new Chief Executive Officer and new Chief Financial Officer, as well as new members of the Board.

The Company also streamlined its operations by consolidating HappyTimes under Beijing Media to create a single content production subsidiary.

YANG Wenquan, a current member of the Navstar Board and the General Manager of China Operations for the Company, is the new Chief Executive Officer, replacing Mr. Steve Sun, accepting Mr. Sun's resignation from the position of Chief Executive Officer and as a Director of the Board.

The Board has also elected Edward Meng as a new Director and appointed him as the Chief Financial Officer of the company. Mr. Edward Meng served as a senior financial consultant to Shell (China) Ltd. and former Chief Executive Officer of Koch Materials (China) Co., a subsidiary of Koch Industries, Inc.

The Navstar Board has also elected John Wong, John Chen and Ross Warner as Directors of the Board, creating a Board of Directors with a majority of independent members.

The Company has filed a Form 8K with the SEC regarding the management changes and providing the following information:



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Mr. Yang has extensive experience in managing media operations in China and has played an important role in spearheading the company's TV shopping effort. He is a veteran in the China media industry. Prior to his positions with the company, Mr. Yang served respectively as the Marketing Manager of Beijing Industry Development Group and prior to that as the General Manager of Beijing Yuixing Advertisement Co., Ltd. and as an official in the Beijing Municipal Government Foreign Affairs Service. Mr. Yang majored in law at the Central Communist Party School. He has produced many TV series, TV programs and movies, such as the 30-episode "Fenglin Pavilion," the movie "The Person Loving Me is Gone" and a daily TV show "At Your Service." Mr.Yang brings with him extensive experience in dealing with media and content in China and insight on management and operation control.

Mr. Meng has more than 10 years of experience managing, leading and advising corporations through complex restructurings, international market expansion and capital markets transactions. He has a strong track record in leadership for improved financial performance, heightened productivity, and enhanced compliance assurance. He is currently a senior financial consultant to Shell (China) Limited. He was the Chief Financial Officer of Koch Materials (China) Co., a subsidiary of Koch Industries, Inc. prior to its acquisition by Royal Dutch Shell. Before Koch Materials (China) Co., Mr. Meng served 6 years as the Director of Finance at Intelsat Global Service Co. Mr. Meng obtained his MBA from Georgetown University and B.A. from Sichuan International Studies University.

Mr. John Wong is an accountant by profession with more than 16 years of experience in auditing and corporate finance work. He is currently the Director of TMF China and also serves as a non-executive director on the boards of the following companies: Golden Resources Development International Limited and Ecogreen Fine Chemicals Group Limited, both listed on the Hong Kong Stock Exchange; CDW Holdings, listed on the Singapore Stock Exchange; and General Steel Holdings Inc., listed on OTC Bulletin Board in the U.S. Prior to these positions, Mr. Wong served as director for Deloitte Touche Corporate Finance based in Shanghai, being one of the founding members of the Deloitte Touche corporate finance office in Shanghai. Mr. Wong graduated from the University of Melbourne with a B.A. of Commerce. He is a fellow member of the Australian Society of Certified Public Accountants and the Hong Kong Institute of Certified Public Accountants. He also obtained a PRC Certificate of Independent Directorship in 2002. Mr. Wong is expected to serve on the audit committee.

Mr. John Chen currently serves as the Chief Financial Officer of General Steel Holdings, Inc. Prior to his current position, he was a senior accountant at Moore Stephens Wurth Frazer & Torbet, LLP. Mr. Chen obtained his Bachelor of Science in Business Administration and Accounting from California State Polytechnic University and is a member of California State Certified Public Accountants, the American Institute of Certified Public Accountants and the California Society of Accountants. Mr. Chen is expected to serve on the audit committee.

Mr. Ross Warner has over 13 years' management, training and consulting experience with international companies. He currently serves on the board of General Steel Holdings, Inc. Previously he served as business manager at TTI China and Infotechnology Group, Inc., and was the country manager for China at Our Chinese Daughters Foundation, EF English First. Mr. Warner obtained a Master of International Management from American Graduate School of International Management at Thunderbird and a Bachelor of Business Administration from Pacific Lutheran University & University of Copenhagen, Denmark.



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About Navstar Media Holdings
----------------------------
Navstar Media Holdings, Inc. (OTC BB:NVMH.OB - News) is a China-based media company that produces, licenses and distributes TV, movie and other media products. The company intends to grow through internal expansion and strategic acquisitions in the largest emerging media market in the world. Headquartered in Beijing and publicly traded in the U.S., the Company addresses the largest TV market in the world, including cable and digital TV; the largest mobile phone market in the world, the second largest Internet market in the world, and a rapidly expanding TV shopping market expected to reach $32 billion by 2008.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Navstar Media Holdings Inc.'s Securities and Exchange Commission filings available at http://www.sec.gov.

     Pursuant to a November 1, 2006 agreement, Consulting For Strategic Growth I, Ltd. ("CFSG1") provides Navstar Media Holdings Inc. ("the Company") with consulting, business advisory, investor relations, public relations and corporate development services, for which CFSG1 receives a fixed monthly fee for the duration of the agreement. Independent of CFSG1's receipt of cash compensation from the Company, CFSG1 may choose to purchase the common stock of Navstar Media and thereafter sell those shares at any time it deems appropriate to do so. For more information please visit www.cfsg1.com.




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